Exhibit 4.55

REDACTED

Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

SEVENTH AMENDMENT TO

SPONSORED RESEARCH AGREEMENT

SERI Agreement No. 2019A009504

This seventh amendment to Agreement (the “Seventh Amendment”), is effective as of February 23, 2024 (“Seventh Amendment Effective Date”), by and between The Schepens Eye Research Institute, Inc., a not-for-profit Massachusetts corporation, having a principal place of business at 20 Staniford Street, Boston, Massachusetts 02114 (“SERI”), and Massachusetts Eye and Ear Infirmary, having a principal place of business at 243 Charles Street, Boston, Massachusetts 02114 (“MEEI”) (collectively, SERI and MEEI shall be referred to herein as “Hospitals”), and CureVac SE, a European Company, having a principal place of business at Friedrich-Miescher-Straße 15, 72076 Tübingen, Germany (“Sponsor”), each herein referred to as a “Party” and collectively as the “Parties”. Capitalized terms that are not defined herein shall have the meaning ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Hospitals and Sponsor are Parties to sponsored research agreement, MEE Agreement No. 2019A009504 (formerly, 2019-0112), effective as of March 15, 2019, as previously amended effective as of May 19, 2020, July 29, 2021, September 1, 2021, August 31, 2022, January 1, 2023, and June 29, 2023 (the "Agreement");

Sponsor and Hospital acknowledge that as of the Seventh Amendment Effective Date the Agreement is expired and the Parties desire to reinstate the Agreement;

WHEREAS, the Parties desire to extend the Term until June 30, 2024;

WHEREAS, the Parties desire to amend the plan of research;

WHEREAS, the Sponsor desires to provide [*****] additional funding to Hospital; and

WHEREAS, Sponsor and Hospital acknowledge that as of [*****] payments (a) through (m) described in Section 5.1 of the Agreement and totaling [*****] have been paid in full.

In consideration of the promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hospital and Sponsor hereby agree as follows:

1.   AMENDMENT

1.1

IRB. The Parties agree and acknowledge that as of the Seventh Amendment Effective Date Hospital has not obtained the requisite IRB review or approval, as applicable for Sponsor’s use of Hospital Human Materials to perform Goal 1 Task 3 and Goal 1 Task 4 of the Research Plan under Appendix A2 attached hereto as Exhibit I. The Parties agree that Hospital needs to obtain such IRB review prior to Hospital transferring the Hospital Human Materials for Sponsor’s use.

1.2	The Agreement is hereby amended by deleting Section 2 in its entirety and inserting the following language in its place:

"2. Term.  The term of this Agreement shall be from the Effective Date until June 30, 2024 (the "Term"), unless earlier terminated by either Party as set forth in Section 11 or extended in a writing signed by authorized representatives of both Parties."

1.3

The Agreement is hereby amended by deleting “two million seventy-four thousand two hundred forty in United States dollars (US $2,074,240)” in the first sentence of Section 5 and replacing it with the following: “two million three hundred seven thousand five hundred fifty-two in United States dollars (US $2,307, 552)”.

1.4	The Agreement is hereby amended by inserting the following payments [*****] immediately following payment [*****] in Section 5.1:

(n) [*****]

1.5	The Agreement is hereby amended by inserting the following Section 6.2, immediately following Section 6.1.

“6.2 Hospital Human Materials

6.2.1 Hospital shall provide to Sponsor and/or preapproved subcontractors of Sponsor the following materials: [****] which together with any derivatives thereof shall hereinafter be referred to as the “Hospital Human Materials”, solely to perform the Sponsor responsibilities to be carried out under the direction of Sponsor Principal Investigator as set forth in the Research Plan. Sponsor warrants that it will not (a) use the Hospital Human Materials for any purpose other than Sponsored Research or (b) transfer the Hospital Human Materials to a third party without prior written permission from Hospital. Hospital acknowledges and agrees that [*****] is a preapproved subcontractor. Sponsor warrants that it will comply with all federal, state and local laws and regulations concerning the storage, labeling, handling, testing, use and disposal of Hospital Human Materials and shall not use the Hospital Human Materials in human subjects, in clinical trials, or for diagnostic purposes involving human subjects. Sponsor shall not derive whole genome or exome data from the Hospital Human Materials.

6.2.2 Notwithstanding anything express or implied to the contrary herein, all rights, title and interest in and to the Hospital Human Materials shall be owned by Hospital. Sponsor agrees that nothing herein shall create or imply any license in such rights except to use the Hospital Human Materials solely in accordance with Section 6.2.

6.2.3 For clarity, Sponsor shall not have access to any patient or clinical information relating to the Hospital Human Materials.

6.2.4 Sponsor agrees to use the Hospital Human Materials in a safe manner and shall treat the Hospital Human Materials as infectious, biomedical and biohazardous. THE HOSPITAL HUMAN MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY INCLUDING SAFETY OR THAT THE USE OF THE MATERIAL WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS. THE HOSPITAL HUMAN MATERIALS HAVE NOT BEEN ANALYZED OR TESTED BY HOSPITAL AND MAY, THEREFORE, CONTAIN VIRUSES, BACTERIA OR OTHER POTENTIALLY DANGEROUS COMPONENTS AND MAY CARRY TRANSMITABLE INFECTIOUS AGENTS. SPONSOR ACKNOWLEDGES AND ACCEPTS THE RISKS OF SUCH VIRUSES, BACTERIA OR OTHER POTENTIALLY DANGEROUS COMPONENTS.

6.2.5 Upon termination or expiration of this Agreement, Sponsor shall discontinue all use of the Hospital Human Materials and return all remaining Hospital Human Materials to

Hospital or, at Hospital’s election, lawfully dispose of the remaining Hospital Human Materials and provide Hospital with certification of same.”

1.6	The Agreement is hereby amended by deleting Section 12, paragraph (b) in its entirety and inserting the following paragraph in its place.

"(b) Sponsor shall further defend, indemnify and hold harmless Institute and its trustees, directors, officers, medical and professional staff, employees and agents ("Institute Indemnitees") against any and all third party actions, suits, claims, investigations, inquiries, demands, judgments and/or prosecutions that may be brough or instituted against Institute and Institute Indemnitees based on or arising out of, any use by Sponsor, its Affiliates or licensees or subcontractors of any Invention, Research Information (and/or material or thing embodying such Invention or Research Information), Institute material, Project Material, or Hospital Human Material, including but not limited to any such use in the manufacture, use, sale importation or other distribution of any product or process by Sponsor, its Affiliates, licensees or subcontractors, excepting to the extent Sponsor can demonstrate by clear and convincing evidence that it is directly resulting from the gross negligence or intentional misconduct of Institute and/or Institute Indemnitees in the use of any such product or process."

1.7	The Agreement is hereby amended by deleting Section 13 in its entirety and replacing it with the following:

"13. DISCLAIMER OF WARRANTIES. NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, CONCERNING THE SPONSORED RESEARCH, PATENT RIGHTS, ANY OTHER INTELLECTUAL PROPERTY RIGHTS, INSTITUTE MATERIAL, PROJECT MATERIAL, HOSPITAL HUMAN MATERIAL OR ANY RESEARCH INFORMATION, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF ANY PATENT RIGHTS CLAIMS OR

OTHER INTELLECTUAL PROPERTY RIGHTS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AND EXPRESSLY DISCLAIMS THE SAME. Specifically, and not to limit the foregoing, Institute makes no warranty or representation (i) regarding the validity or scope of the Sponsored Research, any Patent Rights or any intellectual property rights optioned or granted hereunder, whether issued or pending; and (ii) that the exploitation of the Sponsored Research, the use of Institute material, Project Material, Hospital Human Material, Research Information, Patent Rights or any other intellectual property rights will not infringe any patents or other intellectual property rights of Institute or third party."

1.8	Section 17.2 of the Agreement is hereby amended to provide that the notice and contact addresses for Hospital shall be as follows:

Hospital Contacts for Notices
Chief Innovation Officer, Innovation The Schepens Eye Research Institute, Inc. MGB Innovation STE 999 399 Revolution Drive STE 999 Somerville, MA 02145 [*****]

1.9	The Agreement is hereby amended by appending Appendix A of the Agreement with Appendix A2 attached hereto as Exhibit I.
1.10	The Agreement is hereby amended by appending Appendix B of the Agreement with Appendix B2 attached hereto as Exhibit II.
1.11

Except as herein provided, the Agreement and all of its terms, covenants and conditions are hereby ratified and confirmed in all respects and remain in full force and effect. The Agreement shall, together with this Seventh Amendment, be read and construed as a single agreement.

1.12

This Seventh Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Seventh Amendment may be executed electronically/digitally in compliance with the Massachusetts Uniform Electronic Transactions Act (MUETA) Mass. Gen. Laws ch. 110G and/or The Electronic Signatures In Global And National Commerce Act (ESIGN) 15 USC ch. 96. Persons signing this Seventh Amendment agree that, if used, electronic/digital signatures are intended to authenticate this writing and to have the same force and effect as the use of manual signatures.

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IN WITNESS WHEREOF, the Parties have caused this Seventh Amendment to Agreement to be executed and delivered by their duly authorized representatives as of the Seventh Amendment Effective Date.

CUREVAC SE		THE SCHEPENS EYE RESEARCH INSTITUTE, INC.
By:	[*****]	By:	[*****]
Name:	Fabio Montrasio, Ph,D.	Name:	[*****]
Title:	VP, Area Head Molecular Therapy/Rare Diseases	Title:	[*****]
Date:	February 26, 2024	Date:	February 23, 2024

CUREVAC SE		MASSACHUSETTS EYE AND EAR INFIRMARY
By:	[*****]	By:	[*****]
Name:		Name:	[*****]
Title:		Title:	[*****]
Date:		Date:	February 23, 2024

I have read the terms of the foregoing Seventh Amendment and agree with Hospital (but without incurring any personal liability to Sponsor) to comply with the obligations of the Hospital Principal Investigator stated therein.

[*****]
(Signature of Hospital Principal Investigator)
NAME:	[*****]
DATE:	[*****]

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EXHIBIT I

Appendix A2

RESEARCH PLAN

[*****]

[*****]

[*****]

EXHIBIT II

Appendix A2

ADDITIONAL BUDGET

[*****]

[*****]